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                                                                     Exhibit 23a


                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
United National Bancorp:


We consent to incorporation by reference in the Registration Statement No. 333-83976 filed on Form S-4 of United National Bancorp, of our report dated January 15, 2002, relating to the consolidated balance sheets of United National Bancorp and subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, which report is incorporated by reference in the December 31, 2001 Annual Report on Form 10-K of United National Bancorp, incorporated by reference herein and to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus.




                                            KPMG LLP
                                            /s/ KPMG LLP




Short Hills, New Jersey
March 22, 2002